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                                 EXHIBIT 23(E)
                    CONSENT OF THE CHAFFE & ASSOCIATES, INC.



         We consent to the inclusion in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of our opinion to the Board of Directors of Tuscaloosa Bancshares, Inc. dated September 24, 1996, and to be included as an Appendix to the Proxy Statement/Prospectus, and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                      CHAFFE & ASSOCIATES, INC.




                                  By: /s/ G.F. Gay LeBreton
                                      -----------------------------------------
                                      G.F. Gay LeBreton
                                      Vice President




New Orleans, Louisiana









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September 25, 1996